UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): April 14, 2009

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22853
(Commission file number)

76-0526032
(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 963-9522
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06.	Material Impairments

In March 2009 we notified a U.S. shipyard building three of the vessels in our new build program that they were in default under the construction contract. The total expected cost for these three vessels was $76.5 million. The default arose as a result non-performance under the terms of the contract caused by financial difficulties of the shipyard. Construction on these vessels has stopped and we are evaluating our remedies under the contract and under applicable law. On April 14, 2009 we concluded that we had a material impairment and we will recognize a charge of $46.2 million in the first quarter 2009, representing the full amount of our investment in these vessels.  The impairment charge will reduce the recorded value of our construction-in-progress balance.  This non-cash charge should not result in future cash expenditures, other than costs to pursue its remedies, which costs the Company does not believe will be material.

ITEM 9.01.	Financial Statements and Exhibits

(c) Exhibits

The following exhibit is filed with this report.

Exhibit No.	Descriptions
99.1	Press Release of GulfMark Offshore, Inc. dated April 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2009		GulfMark Offshore, Inc.
(Registrant)
	By:	/s/ Edward A. Guthrie
	Name:	Edward A. Guthrie
	Title:	Executive Vice President and Chief Financial Officer